UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) January 12, 2006

                SPRINGHILL LAKE INVESTORS LIMITED PARTNERSHIP
            (Exact name of Registrant as specified in its charter)


            Maryland                  0-14569                 04-2848939
(State or other jurisdiction       (Commission             (I.R.S. Employer
       of incorporation)            File Number)        Identification Number)


                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 8.01.  Other Events.

As disclosed in previous filings, the Registrant's managing general partner (the "Managing General Partner") has taken steps to obtain approval from local government authorities for a proposed redevelopment of Springhill Lake Apartments, which includes an increase in the number of units from 2,899 to up to 5,800. As part of the approval process, the Managing General Partner submitted a Conceptual Site Plan ("CSP") to local government authorities. On January 12, 2006, the Managing General Partner was notified that approval of the CSP was administratively certified by the local government authorities, effective January 11, 2006.

Prior to moving forward with the proposed redevelopment, the Registrant must obtain approval of a Detailed Site Plan ("DSP"), which precisely describes the proposed site, buildings and infrastructure, and a Preliminary Plan of Subdivision ("PPS"). The Managing General Partner estimates that approval of the DSP and PPS by local government authorities could take up to one year. No assurances can be made regarding whether the necessary approvals will be obtained, whether the Registrant will move forward with the proposed redevelopment if such approvals are obtained, or whether there will be any resulting change in the value of the property.



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                SPRINGHILL LAKE INVESTORS LIMITED PARTNERSHIP


                                By: AIMCO/Springhill Lake Investors GP, LLC
                                    Managing General Partner

                                By: /s/Martha L. Long
                                    Martha L. Long
                                    Senior Vice President


                             Date: January 13, 2006